Exhibit 23.01







     We hereby consent to the inclusion in this Form 10KSB of our report dated March 3, 1997 on our audit of the financial statements of Klever Marketing, Inc.


/S/ Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah